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Exhibit 23.4

Consent of Independent Chartered Accounts

        We hereby consent to the use in the Prospectus constituting a part of this Registration Statement (Form S-4 No. 333-124944) of our reports dated 29 July 2005 (except for Note 27, as to which the date is 6 January 2006) related to Hay Hall Holdings Limited and 30 June 2005 (except for Note 28, as to which the date is 6 January 2006) related to Hay Hall Group Limited, which are contained in that Prospectus.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO STOY HAYWARD, LLP

Birmingham, United Kingdom
January 6, 2006

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  Exhibit 23.4
Consent of Independent Chartered Accounts